Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 2023, relating to financial statements of Priority Income Fund, Inc. (the Company) appearing in the Company’s Annual Report on Form N-CSR for the year ended June 30, 2024.

We also consent to the references to our firm under the captions “Financial Highlights”, “Senior Securities”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Prospectus of such Registration Statement.

/s/ BDO USA, P.C.

BDO USA, P.C.
New York, New York
October 25, 2024

BDO USA refers to BDO USA, P.C., a Virginia professional corporation, also doing business in certain jurisdictions with an alternative identifying abbreviation, such as Corp. or P.S.C.

BDO USA, P.C. is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.